Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2021, relating to the financial statements of The ODP Corporation, and the effectiveness of The ODP Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of The ODP Corporation for the year ended December 26, 2020.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida

April 21, 2021